EXHIBIT 10.27

DEFERRED PROFIT SHARING PLAN

RULES

DEFERRED PROFIT SHARING PLAN RULES

1.	OBJECT OF THE PLAN

The object of the Plan is to allow the Company to share on a deferred basis a portion of its profits with the eligible employees of the Company who join the Plan, to give such employees an interest in the profitable operation of the Company, and to defer taxation of any profits so shared until the actual distribution of such profits.

2.	TRUST AGREEMENT

The benefits provided under the Plan are guaranteed by the Fund entrusted to the Trustees of the Plan by virtue of the Trust Agreement dated                     .

3.	EFFECTIVE DATE

The effective date of the Plan shall be August 1, 2002, or such later date as may be determined by Canada Customs and Revenue Agency.

4.	(A) ELIGIBILITY

Any Employee shall be eligible to become a Member in the Plan who:

(1)	is a full-time employee of the Company;

(2)	has been in the continuous service of the Company for Class A: immediately eligible, Class B members are eligible after 1 year of continuous service,

(3)	has materially and significantly contributed to the prosperity and profits of the Company;

DEFERRED PROFIT SHARING PLAN RULES

(4)	is not an individual described in Section 147(2)(k.2) of the Income Tax Act (Canada), specifically

(a)	a person related to the Employer, or

(b)	a person who is, or is related to, a specified shareholder (within the meaning under the Income Tax Act), of the Employer or of a corporation related to the Employer,

(c)	where the Employer is a partnership, a person related to a member of the partnership, or

(d)	where the Employer is a trust, a person who is, or is related to, a beneficiary under the trust.

(B)	NOTIFICATION

Upon being advised by the Company of the acceptance of an employee as a Member in the Plan, the Trustees shall forthwith notify such employee, in writing, of the appointment as a Member of the Plan and provide and make known to such employee, in writing, details of the working of the Plan and the Member’s rights and obligations thereunder.

DEFERRED PROFIT SHARING PLAN RULES

5.	CONTRIBUTIONS

(a)	The Company undertakes to make voluntary contributions out of profits up to the maximum amount deductible in accordance with The Income Tax Act.

(b)

The significance of any contribution made on behalf of any employee for these purposes shall be determined by the Board of Directors of the Company upon the recommendations of the corporate officers and upon such other information as the Board in its sole discretion may deem relevant.

(c)

The Trustees shall allocate to each Member all contributions or amounts as are made in respect of each Member, in the year in which the Trustees receive such contributions or amounts from whatever source.

(d)

No contribution other than (i) those mentioned in (a) above, and (ii) a transfer, made in accordance with subsection 147(19) of The Income Tax Act, from another deferred profit sharing plan under which the Member was a beneficiary, will be permitted to be made to the Plan.

(e)	(1) Under no circumstances will the total of the contributions made in the year to the Plan by the Employer in respect of a Member, and the reallocations under the Plan to a Member in the year, exceed the lesser of:

(i)	one-half of the money purchase dollar limit for the year as defined under the Income Tax Act, and

(ii)	18% of the Member’s compensation (as defined in the Income Tax Act) for the year from the Employer.

DEFERRED PROFIT SHARING PLAN RULES

(2)

The total of all contributions made in the year to a deferred profit sharing plan in respect of a Member, by the Employer or any other employer who at any time in the year does not deal at arm’s length with the Employer, and all reallocations under a deferred profit sharing plan to a Member in the year, will not exceed one-half of the money purchase limit for the year as defined under the Income Tax Act.

(3)	The total of

(i)	the Member’s pension adjustment (as defined in the Income Tax Act) for the year in respect of the Employer, and

(ii)	the total of the Member’s pension adjustment amounts for the year in respect of any other employer who at any time in the year does not deal at arm’s length with the Employer will not exceed the lesser of

(iii)	the money purchase limit for the year as defined under the Income Tax Act, and

(iv)	18% of the Member’s compensation (as defined in the Income Tax Act) for the year from the Employer or any other employer referred to in (ii) above.

DEFERRED PROFIT SHARING PLAN RULES

6.	VESTING (Indicate below which vesting schedule applies to the Plan)

☐	All contributions, income, capital gains and capital losses, allocated or reallocated under the Plan to a Member shall vest immediately, fully and unconditionally.

☑

All contributions, income, capital gains and capital losses allocated or reallocated under the Plan to a Member shall vest fully and unconditionally in that Member when that Member has completed 24 consecutive months of membership in the Plan for the purposes of Section 8(d), and will be fully and immediately vested for the purposes of Section 8(a), (b) and (c). (variable)

☐	All contributions, income, capital gains and capital losses allocated or reallocated under the Plan to a Member shall vest as follows:

% after 1 year of	☐ service
☐ membership

and

100% after 2 years of	☐ service
☐ membership

☐	For the purposes of Section 8(d), all contributions, income, capital gains and capital losses allocated or reallocated under the Plan to a Member shall vest fully and unconditionally

(i)	when the Member has completed 24 consecutive months of membership in the Plan, for amounts allocated or reallocated from January 1, 1991, and

DEFERRED PROFIT SHARING PLAN RULES

(ii)	5 years after the end of the year in which the amounts were allocated or reallocated, for amounts allocated or reallocated prior to January 1, 1991.

All amounts will be fully and immediately vested for the purposes of Section 8(a), (b) and (c). (variable)

Where the Member is not fully vested upon termination of membership from the Plan, the unvested contributions will be refunded to the Employer or reallocated to the remaining Members before December 31 of the year immediately following the calendar year in which the Member terminates, or such later time as is permitted in writing by the Minister of National Revenue, as per subsection 147(2)(i.1) of the Income Tax Act.

Divesting shall not be allowed under any grounds including dismissal for cause or union membership.

7.	NORMAL RETIREMENT DATE

The Normal Retirement Date under the Plan shall be the first day of the month following the month in which the Member reaches age 65 or at such earlier or later date as the Employer and the Member mutually agree upon but not later than the date or age prescribed by the Income Tax Act (Canada) for commencement of retirement income.

DEFERRED PROFIT SHARING PLAN RULES

8.	PAYMENT OF BENEFITS

The amounts vested in a Member shall be payable to the Member in accordance with the appropriate provision set out hereafter.

(a)	(1)	Retirement - A Member shall retire on the normal retirement date or at such earlier or later date (but not beyond the date or age prescribed by the Income Tax Act (Canada) for commencement of retirement income) as may be mutually agreeable to the Company and the Member. Upon retiring, a Member shall become eligible to receive the total of all benefits based on the sum of the values of such Member’s account at retirement date. Such value includes the then value of any insurance policies held by the Trustees on the life of such Member.

(2)

Retirement Benefits  -  Within 60 days prior to the date of actual retirement, a Member may elect one of the following options. The Trustees will use the sum of the value of the Member’s account at the actual retirement date to provide the benefit. Such value will include the value of any insurance policies held by the Trustees on the life of such Member and will be used:

(i)

to purchase an annuity for the Member from an insurance company licensed under the laws of Canada and any province, if applicable, to carry on in Canada, an annuities business. Such annuity will commence on or before the date or age prescribed by the Income Tax Act (Canada) for commencement of retirement income, with the guaranteed term, if any, of such annuity not exceeding 15 years,

(ii)	to provide a lump sum distribution to such Member, or

DEFERRED PROFIT SHARING PLAN RULES

(iii)	to provide equal installments payable not less frequently than annually over a period not exceeding 10 years from the date the amount became payable.

Not later than 90 days after the date of the Member’s actual retirement, the Trustees shall effect any acceptable form of settlement elected by the Member or otherwise made available. If no election is made by the Member, the Trustees shall pay the Member the full value of the Member’s account in a lump sum.

(b)

Death Benefits - A Member shall cease to be a Member of the Plan upon death prior to the Member’s normal retirement date. A Member shall have the right by written notice to the Trustees in a form satisfactory to the Trustees to designate a beneficiary or to change a beneficiary, to receive all monies payable upon the death of the Member under the terms of the Plan. If a Member has filed a designation of beneficiary with the Trustees, and there is no designated beneficiary living at the Member’s death, the Trustees shall pay the death benefit to the estate of the Member in a lump sum.

Within 90 days of the death of a Member, the beneficiary of such Member shall receive from the Trustees the benefits in a lump sum based on the sum of the values in such Member’s account at the date of Member’s death. Such values will include the proceeds paid to the Trustees as beneficiaries of any life insurance policies insuring the Member’s life which the Member had directed the Trustees to purchase on the Member’s behalf.

(c)	Disability Benefits - In the event of the retirement of the Member due to disability the total sum standing to the Member’s credit shall immediately vest in the Member.

DEFERRED PROFIT SHARING PLAN RULES

(d)

Termination of Employment - A Member shall cease to be a Member of the Plan when for any reason the Member leaves the Company’s employment prior to the normal retirement date, disability or death of the Member. Such Member is herein referred to as a “Terminated Member”. A Terminated Member shall be entitled to receive within 90 days of termination the benefits based on the vested value of such Member’s account on the termination date, together with the full value of any insurance policies on the Member’s life held by the Trustees for the Member’s benefit.

The Terminated Member may elect to have the Trustees use the value of the benefit to which the Member is entitled to provide one of the benefits set out under Section 8(a)(2).

(e)	Cash Settlement Prior to Termination of Employment (Indicate below which provision applies to the Plan)

☑	At any time prior to termination of employment, a Member shall be entitled to withdraw the vested value, or a portion thereof, of the Member’s account on the date of such withdrawal. (variable)

☐	A Member is not entitled to withdraw any benefits under the Plan prior to termination of employment.

DEFERRED PROFIT SHARING PLAN RULES

9.	LEAVE OF ABSENCE

The Company shall, in the event of authorized leave of absence of a Member due to sickness, accident, service in any branch of the Armed Services or otherwise, have the right to determine if the Member shall continue under the Plan, and any agreement made with the Member shall not be considered as creating a precedent. Each case is to be decided on its own merits by the Company. If the Member’s employment is deemed to have been terminated, the Member shall be dealt with as set forth in Section 8(d).

10.	ADMINISTRATION

The Trustees shall decide upon all matters of any nature whatsoever in connection with the administration, interpretation or application of the Rules.

11.	AMENDMENT OR TERMINATION

The Company intends to maintain this Plan throughout its corporate existence. However, the Company reserves the right to terminate the Plan at any time in which case the amounts vested in the Members will be paid to them within 90 days of termination. The benefit will be based on the vested value of each Member’s account as of the date of termination. Such value will include any insurance policies on the Member’s life held by the Trustees for the Member’s benefit. The Company may also at any time amend these Rules but not so as to affect the amounts then vested in any Member.

DEFERRED PROFIT SHARING PLAN RULES

This Plan shall terminate upon the happening of any of the following events:

(a)	upon the winding up of the Employer or upon a general assignment by the Employer to or for the benefit of its creditors or upon the Employer being adjudged bankrupt;

(b)	upon discontinuance by the Employer if the Trustees should deliver notice to terminate the Plan.

12.	ASSIGNMENTS

A Member’s right or interest to benefits under the Plan may not be assigned, surrendered, charged or alienated by the Member, either in whole or in part. No trust funds may be made over to a Member by way of loans or advances. The amounts vested in a Member under the Plan shall not be subject to the claims of the Member’s creditors.

In accordance with Section 147(2)(k.1) of the Income Tax Act the following shall also apply.

No benefit or loan, other than:

(a)	a benefit, the amount of which is required to be included in computing the beneficiary’s income, or

(b)	an amount referred to in Section 147(10) of the Income Tax Act, or

(c)	a benefit derived from an allocation or a reallocation referred to in Section 147(2) of the Income Tax Act, or

DEFERRED PROFIT SHARING PLAN RULES

(d)	the benefit derived from the provision of administrative or investment services in respect of the plan,

which is conditional in any way, on the existence of the plan, may be extended to a beneficiary thereunder or to a person with whom such beneficiary was not dealing at arm’s length.

13.	NOTIFICATION TO MEMBERS

The Trustees shall, within 90 days following each anniversary date of the Plan, provide and make known to each Member of the Plan

(a)	the amount of money credited to the Member’s account during the previous year and

(b)	the total amount of money that stands to the credit of such Member and the manner of disposition and investment of all such money.

DEFERRED PROFIT SHARING PLAN RULES

14.	COPY OF THE RULES AND AMENDMENTS

A copy or a summary of these Rules will be provided to each Member upon joining the Plan. A copy or summary of any amendment affecting the Members’ benefits will be provided to each Member within 30 days of the effective date of the amendment.

15.	PROTECTION OF INSURER

Any insurance company issuing policies pursuant to the Terms of this Plan shall not be deemed to be a party to this Plan responsible for its validity. The liability of any insurer is limited to carrying out the terms of its contracts. An insurer will be entitled to assume that the Trustees of the Plan have full powers to exercise any and all rights under any insurance contracts of which the Trustees are the owners, and the insurer may accept the signatures of any two Trustees on any application for a life insurance or annuity policy or on any other documents relating to a policy or policies issued under the Plan. The insurer will be fully discharged in acting on the signatures of any two of the Trustees under the Plan.

(seal)

per
(date)		Signature of Corporate Officer

Title

INVESTMENT POLICY

The Manufacturers Life Insurance Company

The Manufacturers Life Insurance Company agrees to accept contributions made under the Policy, to invest those contributions, and to provide benefits in accordance with the provisions and conditions of this Policy and the Plan.

TABLE OF CONTENTS

Title	Section

Definitions	1

Contributions	2

Investment Options	3

Benefit Payments	4

Transfers	5

Miscellaneous Provisions	6

Section 1 - Definitions

“Applicable Legislation” means the pension legislation of the applicable province or the Office of the Superintendent of Financial Institutions. It will also mean the Income Tax Act of Canada, the administrative rules of Canada Customs and Revenue Agency, and any other legislation of Canada or a province or territory thereof, together with any rules, guidelines, regulations or conditions established or prescribed affecting the Plan.

“Business Day” means a day on which our Head Office is open for business.

“Daily Interest Account” means the portion of the Daily Interest Fund accumulated to the credit of the Policyholder or Member, as applicable.

“Daily Interest Fund” means an account that receives interest on a daily basis.

“Guaranteed Interest Account” means the portion of the Guaranteed Interest Fund accumulated to the credit of the Policyholder or Member, as applicable.

“Guaranteed Interest Fund” means an account that receives interest at a guaranteed rate.

“Head Office” means the Head Office of Manulife Financial, Canadian Pensions Operations, Kitchener, Ontario, or any subsequent location.

“Member” means a person who enrolls in the Plan and is entitled to its benefits and privileges.

“Plan” means the Employer’s or Plan Sponsor’s registered pension plan.

“Plan Services Agreement” means the Agreement between the Policyholder and Manulife, outlining the services provided and any fees charged.

“Policy Year” means the period beginning on the Policy’s Effective Date or on a Policy Anniversary Date, as stated in the Application, and ending on the day before the next Policy Anniversary.

“Policyholder” means the Employer or Plan Sponsor who completed the application.

“Pooled Fund Account” means the number of units of the Pooled Funds credited to the Policyholder or Member, as applicable.

“Pooled Funds” means the Pooled Funds available under this Policy.

“Valuation Date” means a date as of which the Pooled Fund(s) will be valued. This date will be a day when both (i) the Toronto Stock Exchange is open for business, and (ii) a value is available for the underlying assets. Valuation Dates end at 4 p.m. Eastern Time, except in situations where the Toronto Stock Exchange has closed earlier.

“We, our, us” means The Manufacturers Life Insurance Company.

“You, your” means the Policyholder.

Section 2 - Contributions

You will remit contributions to us as described in the Plan. Contributions must be remitted at least as frequently as required by Applicable Legislation.

We will allocate contributions to the Guaranteed Interest Account(s), Daily Interest Account or Pooled Fund Account(s) according to written or electronic direction from the Policyholder, or the Member if applicable. If we don’t receive specific instructions, we allocate the contributions to the Daily Interest Account.

We will establish a Guaranteed Interest Account, Daily Interest Account and Pooled Fund Accounts for each Member for each type of contribution made.

If contributions are not made for a period of 6 months after the earlier of

(i)	the due date of the last contribution as indicated in the Plan, or

(ii)	the end of the previous calendar year,

we reserve the right to terminate the Policy.

You may terminate the Policy by notifying us in writing. In either of these events, all contributions will remain under the Policy to provide benefits for each Member in accordance with the terms of the Plan.

Section 3 – Investment Options

3.1	Guaranteed Interest Accounts

We merge contributions to any Guaranteed Interest Accounts with our general assets. We invest these assets in a widely diversified portfolio including, but not limited to, mortgages and real estate, bonds and debentures, convertible securities, equities and short term notes as permitted by any governing provincial or federal legislation.

We establish the interest rate for a contribution when we deem the contribution to be invested in the Guaranteed Interest Accounts. This rate is credited from the later of the following days:

¡	the first Business Day we receive the deposit at our Head Office; and

¡	the first Business Day we receive the deposit information at our Head Office.

We reserve the right to invest the contribution no later than three business days following the date that we receive any outstanding required information.

Interest will be earned until the guaranteed investment period ends. At the end of the interest guarantee period a new interest rate is established for another period. We will reinvest the contributions and interest for the same length of time as the previous term, unless you or the Member instructs otherwise.

For the purposes of Guaranteed Interest Accounts, we determine the Market Value by calculating the deposit plus the interest from the date of the deposit to the end of the guaranteed period for each deposit. The amount is then discounted to the date specified at the interest rate that would apply to a new deposit to the Guaranteed Interest Account.

For the purposes of Guaranteed Interest Accounts, we determine the Current Value by accumulating each amount deposited to a Guaranteed Fund at the guaranteed interest rate from the date of the deposit to the date specified.

3.2	Daily Interest Account

Contributions directed to a Daily Interest Account begin to earn daily interest on the day we deem the contribution to be invested, at the rate we declare to be in effect on that day. Interest earned will be credited to the Daily Interest Account monthly.

3.3	Pooled Fund Accounts

Contributions to Pooled Funds will be kept separate from our general funds, as required by law. We may, at our discretion, hold part of the Pooled Funds in cash or in short term securities.

Contributions directed to daily valued Pooled Funds will acquire units at the unit value in effect on the later of the following Valuation Days

¡	the date we receive your deposit at our Head Office; and
¡	the date we receive complete information at our Head Office.

Section 3 – Investment Options - continued

This information must be received at our Head Office by our set deadline. If the information is received later, the units will be acquired on the date we receive complete information

We reserve the right to use the Valuation Date applicable on any of the three business days following the receipt of the required information.

Contributions directed to Pooled Funds valued less frequently than daily are valued on the next Valuation Date of such Pooled Fund.

For the purposes of Pooled Funds, Market Value is the value arrived at by using Valuation Date closing prices on nationally recognized stock exchanges. However, we may, at our discretion, determine Market Value using an alternate basis.

We deduct all charges on the purchase and sale of investments and any taxes from each Pooled Fund on each Valuation Date.

The unit value of each Pooled Fund is calculated by dividing the Market Value of the Pooled Fund by the number of units held in the Pooled Fund on each Valuation Date.

We reserve the right to value any or all of the Pooled Funds more or less frequently at our discretion.

Pooled Funds

We select all fund managers for the Pooled Funds. We may change fund managers at our discretion without prior notice to you. We reserve the right to close any existing Pooled Funds. We may also offer additional Pooled Funds. We supply you, or the Member if applicable, with 30 days notice for this change. The notice, written or electronic, will serve as the amendment. We may redeem the units to the Member’s credit in a Pooled Fund which will no longer be available, and allocate the value of these units to purchase units in another of our Pooled Funds. Our notice will specify:

¡	the Pooled Fund or Pooled Funds which will no longer be available,
¡	the Pooled Fund in which we propose to purchase units, and
¡	the date this automatic Inter-account transfer is to be effective.

You or the Members, as applicable, may request in writing that we make an alternative Inter-account transfer. If we do not receive the request before the date of the automatic Inter-account transfer, the automatic Inter-account transfer will take place.

Section 4 - Benefit Payments

4.1	We use the following values for Benefit Payments, determined at the date of payment:

Value used for
Reason for Benefit Payment	Guaranteed Interest Funds	Daily Interest Funds	Pooled Funds
Retirement	Current Balance	Current Balance	Market Value
Termination of Employment	Market Value	Current Balance	Market Value
Death prior to retirement	Current Balance	Current Balance	Market Value
Withdrawal of Member voluntary contributions	Market Value	Current Balance	Market Value

We reserve the right to use the Valuation Date applicable to any of the three business days following receipt of the required information.

Section 5 - Transfers

5.1	Transfer Type

Inter-account

Each Member is entitled to a limited number of Inter-account transfers during each year without charge, as specified in the Plan Services Agreement. We will declare the charge for any additional Inter-account transfers and it will be payable at the time of such transfer.

An Inter-account transfer will be made on the later of (i) the date you or the Member specifies for the transfer, and (ii) up to three business days following the date the required information is received to process the request.

All Inter-account transfer requests received after 4 p.m. Eastern Time will require an additional Business Day for processing to be completed.

Additionally, all Inter-account transfers involving the following funds, which invest primarily outside of North America, and any similar funds that we may add from time to time, will be held for one further, additional Business Day for processing:

8172 - Manulife Seamark International Equity Fund

8192 - Manulife International Equity Fund

8241 - Manulife Jarislowsky Fraser International Equity Fund

8251 - Manulife KBSH Pacific Basin Equity Fund

All Inter-account transfer transactions will be completed using the interest rates and unit values in effect on the day that the transfer is processed.

Policy

You may transfer Policy funds to another financial carrier or to another policy issued by us if the following provisions are satisfied:

1.

You provide us with a written request to transfer the Policy funds and, if applicable, supply evidence that a continuing retirement plan has been established which has been or will be accepted for registration by Canada Customs and Revenue Agency and by any applicable government pension regulatory authority.

2.	You submit all contributions required by the terms of the Plan up to the effective date of the new policy.
3.	You provide us with any other information required to complete the transfer.

Once the provisions are met, we will transfer the accounts to the other depository.

Section 5 - Transfers - continued

We use the following values for transfers, determined at the date of transfer:

Value used for
Transfer Type	Guaranteed Interest Funds	Daily Interest Funds	Pooled Funds
Inter-account	Market Value	Current Balance	Market Value
Policy	Adjusted Market Value*	Current Balance	Market Value**

* The adjusted Market Value of the Guaranteed Interest Accounts is determined by us according to the following formula, less any fees, if applicable:

Original deposit amount plus accumulated interest X ((1 + i) / (1 + j + .005))n

“n”	is the remaining period until maturity
“i”	is the annual rate of interest the original deposit is earning
“j”	is the current rate of interest being offered for Guaranteed Interest Accounts with the same term as the original Guaranteed Interest Account.

** The Policy Transfer value from a Pooled Fund Account will be the amount in all Members’ Pooled Fund Accounts on any date and will be the sum of:

1.	The number of the Member’s Pooled Fund units in the Pooled Fund Account, multiplied by the unit value on that day, and
2.	Any amounts paid into the Member’s Pooled Fund Account after the preceding Valuation Date that have not purchased units of the Pooled Fund Account.

Section 6 – Miscellaneous Provisions

6.1	Type of Annuity

Any annuity to be purchased under this Policy will be determined in accordance with the terms of the Plan, the types of annuity then currently issued by us or any other institution, and any Applicable Legislation.

6.2	Maximum Single Premium for Annuity

The single premium for any annuity purchased from us under this Policy will not exceed the premium that would be required on the basis of the Group Annuity Mortality Table for 1971 with Projection Scale D to the year of purchase, with interest at 2.5% per annum, loaded 10% for expenses. We may change the above basis by giving you 30 days notice.

6.3	Currency

The currency of this Policy is the lawful currency of Canada.

6.4	Amendment

We reserve the right to amend any provision of this Contract upon providing at least 30 days prior notice to you. We will provide you with a copy of the amendment.

6.5	Limitation On Payments

We will not pay any amounts out of the Accounts except as otherwise provided in this Policy and except for any payments agreed upon by you and us and approved by any applicable government pension regulatory authority.

6.6	Discontinuance Of Policy

This Policy will discontinue when all Accounts under the Policy have been exhausted.

6.7	No Assignment

Except as may be required under Applicable Legislation and regulations, the rights and interests of a Member and beneficiary under the Policy cannot be assigned, alienated, charged, attached, anticipated, encumbered or given as security and any transaction to do so will be void.

Section 6 - Miscellaneous Provisions - continued

6.8	Instructions and Authorizations

From time to time we may offer service initiatives which enable you, the Employer(s) or Member(s) to issue non-written transaction instructions and authorizations to us through the Internet or telephone. We will consider transaction instructions and authorizations made through the Internet or telephone using the personal identification codes of you, the Employer(s), or a Member, to be as valid and binding as if the requests had been made in writing by you, the Employer(s), or a Member, as applicable.

The provisions under this Policy pertaining to written requests are also applicable to any requests made through the Internet or telephone.

In the event you use the Internet or telephone transaction processing or other electronic means provided in the future, or permit such use by Members, you hereby agree to release us from liability and agree to hold us harmless and indemnify us from any and all claims by any person, resulting from intentional or negligent misuse, or fraud committed by you, your agents, servants or employees, Members, or any person who wrongfully gains access as a result of obtaining information necessary to gain access from you, your agents, servants or employees or a Member, or as a result of any such person failing to keep that information secure.

6.9	Restrictions

We may, under special circumstances, impose restrictions on maximum withdrawal or transfer amounts, where the withdrawal or restriction may risk the integrity of the fund(s). We may restrict the amount of the withdrawal and reschedule to a later date. We will advise you in advance, if any restrictions apply.

6.10	Contract

The Investment Policy, the Plan Services Agreement, and amendments and the Application, a copy of which is attached to this Policy, constitute the entire contract between you and us.

Only our President or Vice-President has power on our behalf to change, unilaterally amend, modify or waive any provision of this Policy, and then only in writing. We will not be bound by any promise or representation made by anyone else at any time.